Exhibit 99.1

News Release

Update on T1 Energy FEOC Compliance Efforts

Strategic Transactions Lay Groundwork for T1 Energy to Deliver FEOC Compliant Solar Modules to Customers in 2026 and Beyond

AUSTIN, Texas and NEW YORK, December 30, 2025 (GLOBE NEWSWIRE) -- T1 Energy Inc. (NYSE: TE) (“T1,” “T1 Energy,” or the “Company”) announced that today it has concluded a series of transactions with Trina Solar and other parties intended to allow T1 to continue its eligibility in 2026 for Section 45X tax credits. These transactions are a result of several months of detailed compliance efforts, capital raising, debt repayment, intellectual property restructuring, and other key agreements, carried out for the purpose of complying with the One Big Beautiful Bill Act (“OBBBA”) requirements to not become a prohibited foreign entity (commonly referred to as a “Foreign Entity of Concern,” or “FEOC”).

“Looking to 2026 and beyond, we expect to continue executing our strategy to manufacture FEOC-compliant, high-domestic content, high efficiency, and technologically advanced solar energy products for our customers,” said Chairman and CEO Dan Barcelo.  “We plan to give our customers what they want: domestic solar modules from a traceable and reliable solar supply chain.”

T1 would like to provide an update on how the Company has addressed major FEOC compliance requirements.

Equity

Trina Solar’s equity holdings have never exceeded the 25% FEOC equity limits under the OBBBA. In addition, to further bolster the Company’s compliance position, T1 has amended its certificate of incorporation to provide certain limits on FEOC equity ownership.

Debt

T1 Energy raised significant capital in late 2025 and has used some of that capital (together with shares of Common Stock) to make a substantial debt repayment to Trina Solar. As a result, the percentage of T1 debt held by Trina Solar is below the FEOC compliance threshold set by the OBBBA.

Appointment of Covered Officers

T1 and Trina Solar have entered into an agreement that removes Trina Solar’s previous right to appoint a covered officer.

Effective Control

After careful analysis and diligence, T1 does not believe it has any agreements that would render T1 a FEOC pursuant to OBBBA “effective control” provisions.

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Intellectual Property

T1 previously licensed certain patents and other intellectual property from Trina Solar. Trina Solar recently sold that intellectual property to Evervolt Green Energy Holding Pte Ltd. (“Evervolt”) and as a result T1 now licenses such intellectual property from Evervolt. After conducting diligence on Evervolt, T1 believes that Evervolt is not a FEOC.

Material Assistance

After conducting supply chain diligence, T1 has purchased solar cells for use in a portion of its solar modules to be produced in 2026 from a supplier that has provided certifications of its non-FEOC status, and is undertaking diligence to ensure the remainder of cells for use in 2026 will be certified as non-FEOC. T1’s efforts to build a domestic supply chain, including domestic cells to be produced at T1’s G2 facility, domestic polysilicon from Hemlock Semiconductor, domestic wafers from Corning, and domestic steel frames from Nextpower are expected to further bolster T1’s ongoing material assistance compliance efforts.

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. supply chain for solar and batteries. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the United States, with a complementary solar and battery storage strategy. Based in the United States with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

To learn more about T1, please visit www.T1energy.com and follow us on social media.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599 5706

Media contact:

Russell Gold

EVP, Strategic Communications
russell.gold@T1energy.com

Tel: +1 214 616 9715

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Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to: any expected benefits or outcomes relating to T1’s transactions to address major FEOC compliance requirements (including T1’s ability to continue its eligibility in 2026 for Section 45X tax credits); T1’s ability to continue maintaining OBBBA and FEOC compliance requirements in 2026 and beyond; T1’s strategy of manufacturing FEOC-compliant, high-domestic content, high efficiency, and technologically advanced solar energy products for its customers; T1’s ability to manufacture domestic solar modules from a traceable and reliable solar supply chain; T1’s ability to maintain equity and debt ownership levels at FEOC-compliant thresholds, as well as any future equity or debt ownership levels by any party; the possibility that any of T1’s agreements may render T1 a FEOC pursuant to the “effective control” provisions under the OBBA in the future; T1’s ability to maintain intellectual property licenses from non-FEOC entities and T1’s belief that Evervolt is not a FEOC; the timing of any use of solar cells to be used in solar module production; any outcomes of T1’s diligence to ensure the remainder of cells for use in 2026 will be certified as non-FEOC; and T1’s efforts to build a domestic supply chain to further bolster its ongoing material assistance FEOC compliance efforts. These forward-looking statements are based on management’s current expectations, including T1’s current interpretation of the OBBBA and related regulations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors, including future developments and changes in the statutes or regulatory guidance regarding the OBBBA and related regulations, that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in (i) T1’s annual report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025, as amended and supplemented by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2025, (ii) T1’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 15, 2025, as amended and supplemented by Amendment No. 1 on Form 10-Q/A filed with the SEC on August 18, 2025, (iii) T1’s Quarterly Report on Form 10-Q for the period ended June 30, 2025, filed with the SEC on August 19, 2025 and (iv) T1’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed with the SEC on November 14, 2025. All of the above referenced filings are available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ section. T1, and its CEO and Chairman of the Board, Daniel Barcelo, also intend to use certain social media channels, including, but not limited to, X, LinkedIn and Instagram, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 or Daniel Barcelo post to their respective digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it and Daniel Barcelo posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and its and Daniel Barcelo’s social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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